Exhibit 99.1

OpenText Strengthens Leadership Team;
Appoints Three Presidents, including
Todd Cione as incoming President WW Sales

WATERLOO, Ontario – April 8, 2024 – OpenText™ (NASDAQ: OTEX), (TSX: OTEX), today announced the strategic appointment of Todd Cione as President of OpenText Worldwide Sales, and announced the promotions of Paul Duggan as President and Chief Customer Officer, and Madhu Ranganathan as President, CFO & Corporate Development.

Mr. Cione will lead a charter focused on spearheading the company’s global go-to-market strategy and revenue growth, with OpenText’s global sales and sales operations functions reporting directly to him. Mr. Duggan will lead a charter focused on customer success and customer transformations including support, recurring revenues, and professional services. Ms. Ranganathan will lead a charter focused on finance, corporate operations, and corporate development. Each of Mr. Cione, Mr. Duggan and Ms. Ranganathan will directly report to OpenText CEO & CTO Mark J. Barrenechea.

Cione is an experienced global sales leader with a proven record of customer engagement, revenue growth and executing cloud transformations. He brings to OpenText more than 30 years of experience in global sales at large multi-national technology organizations, including Teradata, Apple, Microsoft, and Oracle.

"I am delighted to have Todd join the OpenText executive leadership team and to announce the expanded responsibilities for Paul and Madhu. Todd is a results-oriented leader with a proven track record of delivering predictable and pro table growth," said Mark J. Barrenechea, CEO & CTO, OpenText. "As we continue to grow as a global leader in Information Management, our leadership team is elevated with those who are experienced with operating multi-billion-dollar businesses. Todd, Paul, and Madhu are outstanding executives, and I look forward to working with them in the years to come."

“I believe OpenText’s strategy of Information Management, in the cloud, at scale, is a winning strategy,” said Todd Cione, President of Worldwide Sales. “Information Management is positioned to transform organizations with next generation automation and AI. I am excited to be part of a winning team and to engage with customers and partners.”

“OpenText serves many global organizations, and core to OpenText customer success is value, trust and innovation,” said Paul Duggan, President and Chief Customer Officer. “As our customers undergo the next wave of business transformations to the cloud and AI, our global and experienced Customer Success organization is ready to help.”

Exhibit 99.1
“OpenText’s operational excellence remains central to supporting our growth and scale,” said Madhu Ranganathan, President, CFO & Corporate Development. “Our expanded organization is focused on creating a frictionless business for our employees and customers, and to support the long-term value creation for all our stakeholders.”

OpenText further announced that Ted Harrison, EVP, Enterprise Sales, has decided to retire from OpenText effective September 15, 2024. Until such time, effective immediately, Mr. Harrison will act as Strategic Advisor to the President, Worldwide Sales.
“I would like to sincerely thank Ted for his many years of leadership, contributions and accomplishments at OpenText and we wish him the very best in his next chapter,” added Mr. Barrenechea.

For full biographical information on Todd Cione, Paul Duggan, and Madhu Ranganathan, as well as the entire OpenText Executive Leadership Team, please visit here.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com

Connect with us:
OpenText CEO Mark Barrenechea’s blog
Twitter | LinkedIn
Certain statements in this press release may contain words considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText's current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. OpenText's assumptions, although considered reasonable by the company at the date of this press release, may prove to be inaccurate and consequently its actual results could differ materially from the expectations set out herein. For additional information with respect to risks and other factors which could occur, see OpenText's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, Twitter account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.
Copyright © 2024 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.

SOURCE Open Text Corporation